Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 18, 2020, relating to the consolidated financial statements of Q&K International Group Limited as of September 30, 2019 and for each of the two years in the period ended September 30, 2019, appearing in the Annual Report on Form 20-F for the year ended September 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

July 27, 2021